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                                                               EXHIBIT 10.28.2


[NBD Letterhead]


Kathryn M. Ritter
Vice President



April 12, 1996


Mr. Rand Mueller, Chairman
Code-Alarm, Inc.
950 E. Whitcomb
Madison Heights, MI  48071

Dear Mr. Mueller:

NBD Bank has approved the following changes to the Loan Covenants in the Loan Agreement dated May 23, 1995 and all amendments, between Code-Alarm, Inc. and NBD Bank:

                              Current Requirements                  Amendment
                              --------------------                  ---------
1.  Tangible Net Worth     Not less than $4,400,000         Not less than $2,310,000 at
                           increasing annually by 50%       12/31/95, increasing annually
                           of Net Income.                   by 75% of Net Income, but
                           As of 12/31/95 $2,348,000.       not less than $3,000,000 at 12/31/96.

2.  Total Liabilities to   Not to exceed 6.00 at 12/31/95   Not to exceed 14.15 at 12/31/95
    Tangible Net Worth     Not to exceed 5.50 at 6/30/96    Not to exceed 12.00 at 6/30/96
                           Not to exceed 5.00 at 12/31/96   Not to exceed 9.50 at 12/31/96
                           As of 12/31/95 14.12.

3.  Current Ratio          Not less than 1.80.              Not less than 1.40.
                           As of 12/31/95 1.57.

4.  Working Capital        Not less than $12,200,000        Not less than $9,750,000
                           As of 12/31/95 $10,380,000

5.  Fixed Charge Coverage  Not less than 1.0 to 1.0 on a    Waived at 12/31/95.
                           rolling four quarter basis.      Not less than 1.0 to 1.0 at the end
                           As of 12/31/95 0.25 to 1.0       of each separate quarter in 1996,
                                                            on a non-cumulative basis.

Additionally, we are adding a new reporting requirement. Effective March 31, 1996 and each month thereafter, Code-Alarm, Inc. shall provide NBD Bank with consolidating financial statements including a balance sheet and a profit and loss statement. The financial statements are due not later than forty-five days after each reporting period.

Sincerely,



Kathryn M. Ritter

KMR/gs



Subsidiary of First Chicago NBD Corporation